Exhibit 10.31

AMENDMENT NO. 3 TO INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 3 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of January 24, 2024, by and between Energem Corp., a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on November 18, 2021, the Company consummated its initial public offering of units of the Company (the “Units”), each of which is composed of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share of the Company (such initial public offering hereinafter referred to as the “Offering”);

WHEREAS, $116,150,000 of the gross proceeds of the Offering and sale of the private placement warrants were delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of Ordinary Shares included in the Units issued in the Offering pursuant to the investment management trust agreement made effective as of November 18, 2020, by and between the Company and the Trustee (the “Original Agreement”);

WHEREAS, the Company previously sought the approval of the holders of its Ordinary Shares and holders of its Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”), at an extraordinary general meeting to: (i) extend the date before which the Company must complete a business combination from November 18, 2022 to August 18, 2023 (or such earlier date as determined by the Company’s board of directors) (the “First Extension Amendment”), and (ii) extend the date before which the Company must complete a business combination from August 18, 2023 to February 18, 2024 (or such earlier date as determined by the Company’s board of directors) (the “Second Extension Amendment”); and

WHEREAS, the parties desire to amend the Original Agreement, as amended by the First Extension Amendment and the Second Extension Amendment to, among other things, reflect the amendment set forth in Section 1 to this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendments to Trust Agreement

(a) Sections 1(c) of the Original Agreement are hereby amended and restated to read in their entirety as follows:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(c) In a timely manner, upon the written instruction of the Company, to hold funds in an interest-bearing bank demand deposit account, which is not a United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, and provided that the Trustee may not invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and while invested or uninvested, the Trustee may earn bank credits or other consideration.

2. Miscellaneous Provisions.

(a) Entire Agreement. The Original Agreement, as amended by the First Extension Amendment and the Second Extension Amendment, and as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

(b) Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

(c) Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

Signatures on following page.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

ENERGEM CORP.

By:	/s/ Doris Wong
Name:	Doris Wong
Title:	Executive Officer